Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. ANNOUNCES
2017 FIRST QUARTER RESULTS
ITASCA, IL, April 25, 2017 - First Midwest Bancorp, Inc. (the "Company" or "First Midwest") (NASDAQ NGS: FMBI), the holding company of First Midwest Bank (the "Bank"), today reported results of operations and financial condition for the first quarter of 2017. Net income for the first quarter of 2017 was $22.9 million, or $0.23 per share. This compares to $20.7 million, or $0.25 per share, for the fourth quarter of 2016, and $18.0 million, or $0.23 per share, for the first quarter of 2016.
Reported results were impacted by certain significant transactions, which include: acquisition and integration related expenses associated with completed and pending acquisitions (all periods presented) and the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation (fourth quarter of 2016).
Excluding these certain significant transactions, earnings per share (1) was $0.34 for the first quarter of 2017, compared to $0.32 for the fourth quarter of 2016 and $0.27 for the first quarter of 2016.
SELECT FIRST QUARTER HIGHLIGHTS

•	Generated earnings per share, excluding certain significant transactions (1), of $0.34, up 25% from the first quarter of 2016 and 6% from the fourth quarter of 2016.

•	Grew fee-based revenues to $38 million, an increase of 13% from the first quarter of 2016 and 2% from the fourth quarter of 2016.

•	Improved efficiency ratio (1) to 61%, down from 65% for the first quarter of 2016 and 64% for the fourth quarter of 2016.

•	Increased net interest income to $115 million, up 43% from the first quarter of 2016 and 31% from the fourth quarter of 2016.

•	Reduced charge-offs net of recoveries, to average loans, annualized, to 12 basis points, down 45% from both the first and fourth quarters of 2016.

•
Completed the acquisitions of Standard Bancshares, Inc. on January 6, 2017, adding $1.8 billion in loans and $2.0 billion in deposits, and Premier Asset Management LLC on February 28, 2017, adding approximately $550 million in trust assets under management.

"We’ve had a great start to 2017," said Michael L. Scudder, President and Chief Executive Officer of the Company. "The quarter closed with total assets of nearly $14 billion, 20% larger than we ended 2016, principally due to our successful combination with Standard Bank & Trust in early January. Excluding attendant integration and organizational costs, earnings per share for the quarter grew by 25% as compared to a year ago. While dominated by acquired growth, the quarter reflects the benefits of improved margins, lower credit costs, and solid legacy performance across our business lines."
Mr. Scudder continued, "Our accomplishments are a testament to an engaged team of colleagues. Through their efforts, we have greatly enhanced our balance sheet, infrastructure, and, most importantly, our ability to serve the financial needs of our clients. With operational and systems integration activities largely behind us, our underlying business momentum is building. This momentum, combined with our strong capital foundation, positions us well to pursue opportunities to grow and perform for our shareholders."

(1) These metrics are non-GAAP financial measures. For details on the calculation of these metrics, see the sections titled "Non-GAAP Financial Information" and "Non-GAAP Reconciliations" presented later in this release.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

ACQUISITIONS
Standard Bancshares, Inc.
On January 6, 2017, the Company completed its acquisition of Standard Bancshares, Inc. ("Standard"), the holding company for Standard Bank and Trust Company. At the close of the acquisition, the Company acquired 35 banking offices located primarily in the southwest Chicago suburbs and adjacent markets in northwest Indiana, and added approximately $2.0 billion in deposits and $1.8 billion in loans. The merger consideration totaled $580.7 million and consisted of $533.6 million in Company common stock and $47.1 million in cash. All operating systems were converted during the first quarter of 2017.
Premier Asset Management LLC
On February 28, 2017, the Company completed its acquisition of Premier Asset Management LLC ("Premier"), a registered investment advisor based in Chicago, Illinois. At the close of the acquisition, the Company acquired approximately $550.0 million of trust assets under management. With this acquisition, the assets the Company collectively manages on behalf of its clients increased to nearly $10.0 billion, representing annualized revenues of approximately $40.0 million.

OPERATING PERFORMANCE
Net Interest Income and Margin Analysis
(Dollar amounts in thousands)

	Quarters Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)
Assets:
Other interest-earning assets	$215,915	$441	0.83	$177,974	$362	0.81	$241,645	$342	0.57
Securities (1)	2,021,157	11,535	2.28	2,016,588	11,088	2.20	1,495,462	9,998	2.67
Federal Home Loan Bank ("FHLB") and Federal Reserve Bank ("FRB") stock	54,219	368	2.71	54,093	421	3.11	39,773	159	1.60
Loans (1)	9,920,513	113,409	4.64	8,177,036	86,520	4.21	7,346,035	79,356	4.34
Total interest-earning assets (1)	12,211,804	125,753	4.17	10,425,691	98,391	3.76	9,122,915	89,855	3.96
Cash and due from banks	176,953			145,807			133,268
Allowance for loan losses	(89,065)			(89,401)			(75,654)
Other assets	1,373,433			898,011			876,316
Total assets	$13,673,125			$11,380,108			$10,056,845
Liabilities and Stockholders' Equity:
Interest-bearing core deposits (2)	$5,837,150	1,497	0.10	$4,971,630	1,049	0.08	$4,607,738	948	0.08
Time deposits	1,515,597	1,712	0.46	1,213,048	1,426	0.47	1,183,463	1,437	0.49
Borrowed funds	734,091	2,194	1.21	617,975	1,716	1.10	303,232	1,316	1.75
Senior and subordinated debt	194,677	3,099	6.46	259,531	4,112	6.30	201,253	3,133	6.26
Total interest-bearing liabilities	8,281,515	8,502	0.42	7,062,184	8,303	0.47	6,295,686	6,834	0.44
Demand deposits (2)	3,355,674			2,803,016			2,463,017
Total funding sources	11,637,189			9,865,200			8,758,703
Other liabilities	272,398			244,915			119,554
Stockholders' equity - common	1,763,538			1,269,993			1,178,588
Total liabilities and stockholders' equity	$13,673,125			$11,380,108			$10,056,845
Tax-equivalent net interest income/margin (1)		117,251	3.89		90,088	3.44		83,021	3.66
Tax-equivalent adjustment		(2,054)			(2,064)			(2,307)
Net interest income (GAAP) (1)		$115,197			$88,024			$80,714
Impact of acquired loan accretion (1)		$11,345	0.38		$2,663	0.10		$2,423	0.11
Tax-equivalent net interest margin, excluding the impact of acquired loan accretion (1)		105,906	3.51		87,425	3.34		80,598	3.55

(1) Interest income and yields on tax-exempt securities and loans are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. The corresponding income tax impact related to tax-exempt items is recorded in income tax expense. These adjustments have no impact on net income. For further details on the calculation of tax-equivalent net interest income, net interest income and margin (GAAP), and tax-equivalent net interest margin, excluding the impact of acquired loan accretion, see the sections titled "Non-GAAP Financial Information" and "Non-GAAP Reconciliations" presented later in this release.
(2) See the Deposit Composition table presented later in this release for average balance detail by category.
Net interest income increased by 30.9% from the fourth quarter of 2016 and 42.7% compared to the first quarter of 2016. The rise in net interest income from both prior periods resulted primarily from the acquisition of interest-earning assets and acquired loan accretion from the Standard transaction early in the first quarter of 2017. Higher interest rates combined with increased levels of interest-earning assets from securities purchases and loan growth also contributed to the increase in net interest income compared to the first quarter of 2016.
Acquired loan accretion contributed $11.3 million, $2.7 million, and $2.4 million to net interest income for the first quarter of 2017, the fourth quarter of 2016, and the first quarter of 2016, respectively.

Tax-equivalent net interest margin for the current quarter was 3.89%, increasing 45 basis points from the fourth quarter of 2016 and 23 basis points from the first quarter of 2016. The rise in tax-equivalent net interest margin was impacted by a 28 basis point and 27 basis point increase in acquired loan accretion compared to the fourth and first quarters of 2016, respectively, due primarily to the Standard transaction. In addition, the impact of adding a greater mix of higher-yielding fixed-rate loans acquired from Standard contributed to the increase compared to both prior periods. Compared to the fourth quarter of 2016, tax-equivalent net interest margin also benefited from higher interest rates and a normalized level of senior and subordinated debt costs. Senior and subordinated debt costs were elevated in the fourth quarter of 2016 due to the timing of the issuance of subordinated notes and the subsequent repayment of maturing senior notes during the second half of 2016. Compared to the first quarter of 2016, the increases previously noted from Standard were partly offset by growth in the securities portfolio and the continued shift of loan originations and mix to lower-yielding floating rate loans.
For the first quarter of 2017, total average interest-earning assets rose $1.8 billion from the fourth quarter of 2016 and $3.1 billion from the first quarter of 2016. The increase compared to both prior periods resulted from interest-earning assets acquired in the Standard transaction early in the first quarter of 2017. In addition, the rise in average interest-earning assets compared to the first quarter of 2016 was impacted by organic loan growth, security purchases, and interest-earning assets acquired in the NI Bancshares Corporation ("NI Bancshares") transaction late in the first quarter of 2016.
Average funding sources increased by $1.8 billion from the fourth quarter of 2016 and $2.9 billion from the first quarter of 2016. The increase from both prior periods was impacted by deposits acquired in the Standard transaction early in the first quarter of 2017. Deposits acquired in the NI Bancshares transaction late in the first quarter of 2016 and the addition of FHLB advances during the second half of 2016 also contributed to the rise in average funding sources compared to the first quarter of 2016.

Fee-based Revenues and Total Noninterest Income Analysis
(Dollar amounts in thousands)

	Quarters Ended			March 31, 2017 Percent Change From
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Service charges on deposit accounts	$11,365	$10,315	$9,473	10.2	20.0
Wealth management fees	9,660	8,375	7,559	15.3	27.8
Card-based fees	8,116	7,462	6,718	8.8	20.8
Merchant servicing fees	3,135	3,016	3,028	3.9	3.5
Mortgage banking income	1,888	3,537	1,368	(46.6)	38.0
Capital market products income	1,376	1,827	3,215	(24.7)	(57.2)
Other service charges, commissions, and fees	2,307	2,575	2,233	(10.4)	3.3
Total fee-based revenues	37,847	37,107	33,594	2.0	12.7
Net securities gains	—	323	887	(100.0)	(100.0)
Other income	2,104	2,281	1,445	(7.8)	45.6
Total noninterest income	$39,951	$39,711	$35,926	0.6	11.2
Total fee-based revenues of $37.8 million grew by $740,000, or 2.0%, compared to the fourth quarter of 2016 and by $4.3 million, or 12.7%, compared to the first quarter of 2016. Compared to the fourth quarter of 2016, growth in income resulted primarily from services provided to customers acquired in the Standard transaction, partially offset by a normal seasonal decline in service charges on deposit accounts and a reduction in mortgage banking and capital market products income. The increase in fee-based revenues compared to the first quarter of 2016 resulted primarily from services provided to customers acquired in the Standard transaction and the full-quarter impact of services provided to customers acquired in the NI Bancshares transaction late in the first quarter of 2016.
Mortgage banking income resulted from sales of $54.6 million of 1-4 family mortgage loans in the secondary market during the first quarter of 2017, down seasonally compared to $85.3 million in the fourth quarter of 2016, but up from sales of $38.7 million in the first quarter of 2016. In addition, mortgage banking income for the fourth quarter of 2016 benefited from an increase in the fair value of mortgage servicing rights, which fluctuate from quarter to quarter.
The decline in capital market products income compared to both prior periods was consistent with loan production during the first quarter of 2017.

Noninterest Expense Analysis
(Dollar amounts in thousands)

	Quarters Ended			March 31, 2017 Percent Change From
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Salaries and employee benefits:
Salaries and wages	$44,890	$39,257	$36,296	14.3	23.7
Retirement and other employee benefits	10,882	8,160	8,298	33.4	31.1
Total salaries and employee benefits	55,772	47,417	44,594	17.6	25.1
Net occupancy and equipment expense	12,325	10,774	9,697	14.4	27.1
Professional services	8,463	7,138	5,920	18.6	43.0
Technology and related costs	4,433	3,514	3,701	26.2	19.8
Merchant card expense	2,585	2,603	2,598	(0.7)	(0.5)
Advertising and promotions	1,066	2,330	1,589	(54.2)	(32.9)
Cardholder expenses	1,764	1,426	1,359	23.7	29.8
Net other real estate owned ("OREO") expense	1,700	925	664	83.8	156.0
Other expenses	9,969	8,050	7,447	23.8	33.9
Total noninterest expense excluding certain significant transactions (1)	98,077	84,177	77,569	16.5	26.4
Acquisition and integration related expenses	18,565	7,542	5,020	146.2	269.8
Lease cancellation fee	—	950	—	(100.0)	—
Total noninterest expense	$116,642	$92,669	$82,589	25.9	41.2

(1) Total noninterest expense, excluding certain significant transactions, is a non-GAAP financial measure. See the Non-GAAP Financial Information discussion for detail.
Total noninterest expense increased by 25.9% and 41.2% compared to the fourth and first quarters of 2016, respectively. Excluding certain significant transactions, total noninterest expense increased by 16.5% from the fourth quarter of 2016 and 26.4% compared to the first quarter of 2016.
Operating costs associated with the Standard transaction contributed more than two-thirds of the increase in total noninterest expense, excluding certain significant transactions, from the fourth quarter of 2016. These costs primarily occurred in salaries and employee benefits, net occupancy and equipment expense, technology and related costs, professional services, cardholder expenses, and other expenses. Net OREO expense increased from the fourth quarter of 2016 due to higher resolutions of OREO properties that resulted in an increase in losses on sales of OREO and expenses.
Compared to the first quarter of 2016, approximately half of the increase in total noninterest expense, excluding certain significant transactions, resulted from operating costs associated with the Standard transaction and the full quarter impact of the NI Bancshares transaction completed late in the first quarter of 2016. Net OREO expense increased from the first quarter of 2016 due to higher valuation adjustments and a rise in expenses related to the resolution of certain properties.
Compared to both prior periods, compensation costs associated with merit increases, investments in additional talent to support growth, and higher loan remediation expenses contributed to the rise in salaries and employee benefits and professional services. The decrease in advertising and promotions expense from both prior periods resulted from the timing of certain advertising costs.
Acquisition and integration related expenses resulted from the acquisition of Standard and Premier during the first quarter of 2017 and NI Bancshares during the first quarter of 2016. These expenses fluctuate based on the size and timing of each transaction.
During the fourth quarter of 2016, a lease cancellation fee of $950,000 was recognized as a result of the Company's planned 2018 corporate headquarters relocation.

LOAN PORTFOLIO AND ASSET QUALITY
Loan Portfolio Composition
(Dollar amounts in thousands)

	As of					March 31, 2017 Percent Change From
	March 31, 2017
	Legacy	Acquired (1)	Total	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Commercial and industrial	$2,855,259	$515,521	$3,370,780	$2,827,658	$2,634,391	19.2	28.0
Agricultural	394,855	27,929	422,784	389,496	422,231	8.5	0.1
Commercial real estate:
Office, retail, and industrial	1,542,831	446,148	1,988,979	1,581,967	1,566,572	25.7	27.0
Multi-family	634,500	37,210	671,710	614,052	562,084	9.4	19.5
Construction	453,001	115,459	568,460	451,540	260,743	25.9	118.0
Other commercial real estate	967,763	390,018	1,357,781	979,528	1,060,481	38.6	28.0
Total commercial real estate	3,598,095	988,835	4,586,930	3,627,087	3,449,880	26.5	33.0
Total corporate loans	6,848,209	1,532,285	8,380,494	6,844,241	6,506,502	22.4	28.8
Home equity	783,910	96,757	880,667	747,983	698,309	17.7	26.1
1-4 family mortgages	451,488	88,660	540,148	423,922	403,765	27.4	33.8
Installment	251,406	1,655	253,061	237,999	213,979	6.3	18.3
Total consumer loans	1,486,804	187,072	1,673,876	1,409,904	1,316,053	18.7	27.2
Total loans	$8,335,013	$1,719,357	$10,054,370	$8,254,145	$7,822,555	21.8	28.5
(1) Amount represents loans acquired in the Standard transaction, which was completed in the first quarter of 2017.
Total loans of $10.1 billion grew 21.8% and 28.5% from December 31, 2016 and March 31, 2016, respectively. Excluding loans acquired in the Standard transaction of $1.7 billion, total loans grew modestly from December 31, 2016 and 6.6% from March 31, 2016. The addition of shorter-duration, floating rate home equity loans and the expansion of mortgage and installment loans drove the increase compared to December 31, 2016.
Compared to March 31, 2016, the increase in commercial and industrial loans resulted primarily from broad-based increases within our middle market and sector-based lending business units and multi-family loans increased due to organic growth. The rise in construction loans compared to March 31, 2016 was driven primarily by select commercial projects for which permanent financing is expected upon their completion. Growth in consumer loans compared to the first quarter of 2016 resulted from the continued expansion of mortgage and installment loans and the addition of shorter-duration, floating rate home equity loans.

Asset Quality
(Dollar amounts in thousands)

	As of			March 31, 2017 Percent Change From
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Asset quality
Non-accrual loans	$54,294	$59,289	$31,890	(8.4)	70.3
90 days or more past due loans, still accruing interest (1)	2,633	5,009	5,835	(47.4)	(54.9)
Total non-performing loans	56,927	64,298	37,725	(11.5)	50.9
Accruing troubled debt restructurings ("TDRs")	2,112	2,291	2,702	(7.8)	(21.8)
OREO	29,140	26,083	29,649	11.7	(1.7)
Total non-performing assets	$88,179	$92,672	$70,076	(4.8)	25.8
30-89 days past due loans (1)	$23,641	$21,043	$30,142

Non-accrual loans to total loans (2)	0.54%	0.72%	0.41%
Non-performing loans to total loans (2)	0.57%	0.78%	0.48%
Non-performing assets to total loans plus OREO (2)	0.87%	1.12%	0.89%
Allowance for credit losses
Allowance for loan losses	$88,163	$86,083	$77,150
Reserve for unfunded commitments	1,000	1,000	1,225
Total allowance for credit losses	$89,163	$87,083	$78,375
Allowance for credit losses to total loans (3)	0.89%	1.06%	1.00%
Allowance for credit losses to loans, excluding acquired loans	1.11%	1.11%	1.11%
Allowance for credit losses to non-accrual loans	164.22%	146.88%	245.77%

(1) Purchased credit impaired loans with an accretable yield are considered current and are not included in past due loan totals.
(2) Excluding the impact of loans and OREO acquired in the Standard transaction, non-accrual loans to total loans, non-performing loans to total loans, and non-performing assets to total loans plus OREO were 0.65%, 0.68%, and 0.95%, respectively, at March 31, 2017.
(3) This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses on acquired loans is established as necessary to reflect credit deterioration.
Total non-performing assets represented 0.87% of total loans and OREO at March 31, 2017, down from 1.12% at December 31, 2016 and 0.89% at March 31, 2016. Included in non-performing assets as of March 31, 2017 was $8.4 million of OREO acquired in the Standard transaction.

Charge-Off Data
(Dollar amounts in thousands)

	Quarters Ended
	March 31, 2017	% of Total	December 31, 2016	% of Total	March 31, 2016	% of Total
Net loan charge-offs (1):
Commercial and industrial	$1,894	66.7	$3,540	78.1	$1,396	34.3
Agricultural	514	18.1	—	—	—	—
Office, retail, and industrial	(848)	(29.9)	165	3.6	421	10.3
Multi-family	(28)	(1.0)	17	0.4	179	4.4
Construction	(222)	(7.8)	(12)	(0.3)	111	2.7
Other commercial real estate	307	10.8	(111)	(2.4)	1,294	31.8
Consumer	1,221	43.0	933	20.6	672	16.5
Total net loan charge-offs	$2,838	100.0	$4,532	100.0	$4,073	100.0
Total recoveries included above	$3,440		$1,489		$1,116
Net loan charge-offs to average loans, annualized:
Quarter-to-date (2)	0.12%		0.22%		0.22%

(1) Amounts represent charge-offs, net of recoveries.
(2) Excluding the impact of loans acquired in the Standard transaction, net loan charge-offs to average loans, annualized, was 0.14% at March 31, 2017.
Net loan charge-offs to average loans, annualized were 0.12%, down from 0.22% for both quarters ended December 31, 2016 and March 31, 2016. Net loan charge-offs for the first quarter of 2017 include $3.4 million in recoveries, which relate primarily to three corporate loan relationships that were charged-off in prior periods.

DEPOSIT PORTFOLIO

Deposit Composition
(Dollar amounts in thousands)

	Average for Quarters Ended			March 31, 2017 Percent Change From
	March 31, 2017	December 31, 2016	March 31, 2016	December 31, 2016	March 31, 2016
Demand deposits	$3,355,674	$2,803,016	$2,463,017	19.7	36.2
Savings deposits	2,029,631	1,633,010	1,575,174	24.3	28.9
NOW accounts	1,916,816	1,715,228	1,448,666	11.8	32.3
Money market accounts	1,890,703	1,623,392	1,583,898	16.5	19.4
Core deposits	9,192,824	7,774,646	7,070,755	18.2	30.0
Time deposits	1,515,597	1,213,048	1,183,463	24.9	28.1
Total deposits	$10,708,421	$8,987,694	$8,254,218	19.1	29.7

Average core deposits of $9.2 billion for the first quarter of 2017 increased by 18.2% and 30.0% compared to the fourth and first quarters of 2016, respectively. The rise in average core deposits compared to both prior periods resulted from $1.5 billion in average core deposits assumed in the Standard transaction in the first quarter of 2017. This increase more than offset the normal seasonal decline in commercial and municipal deposits compared to the fourth quarter of 2016. In addition, compared to the first quarter of 2016, organic growth and the full-quarter impact of deposits assumed in the NI Bancshares transaction contributed to the increase.

CAPITAL MANAGEMENT
Capital Ratios

	As of
	March 31, 2017	December 31, 2016	March 31, 2016
Company regulatory capital ratios:
Total capital to risk-weighted assets	11.48%	12.23%	10.64%
Tier 1 capital to risk-weighted assets	9.53%	9.90%	9.81%
Common equity Tier 1 ("CET1") to risk-weighted assets	9.11%	9.39%	9.30%
Tier 1 capital to average assets	8.89%	8.99%	9.56%
Company tangible common equity ratios (1)(2):
Tangible common equity to tangible assets	8.07%	8.05%	8.25%
Tangible common equity, excluding accumulated other comprehensive income ("AOCI"), to tangible assets	8.38%	8.42%	8.39%
Tangible common equity to risk-weighted assets	8.68%	8.88%	9.04%

(1) These ratios are not subject to formal Federal Reserve regulatory guidance.
(2) Tangible common equity ("TCE") represents common stockholders' equity less goodwill and identifiable intangible assets. For details of the calculation of these ratios, see the sections titled, "Non-GAAP Financial Information" and "Non-GAPP Reconciliations" presented later in this release.
Overall, the Company's regulatory capital ratios decreased compared to both prior periods due primarily to the Standard and Premier acquisitions. The issuance of $150.0 million of subordinated notes during the second half of 2016 more than offset the impact of these acquisitions and drove the increase in total capital to risk-weighted assets compared to March 31, 2016.
The Board of Directors approved a quarterly cash dividend of $0.09 per common share during the first quarter of 2017, which is consistent with the fourth quarter of 2016.

Conference Call
A conference call to discuss the Company's results, outlook, and related matters will be held on Wednesday, April 26, 2017 at 11:00 A.M. (ET). Members of the public who would like to listen to the conference call should dial (877) 507-0639 (U.S. domestic) or (412) 317-6003 (International) and ask for the First Midwest Bancorp, Inc. Earnings Conference Call. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company's website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company's website or by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (International) conference ID 10103765 beginning one hour after completion of the live call until 9:00 A.M. (ET) on May 3, 2017. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.
Press Release and Additional Information Available on Website
This press release and the accompanying unaudited Selected Financial Information are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com/investorrelations.

Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, anticipated trends in our business, regulatory developments, acquisition transactions, including estimated synergies, cost savings and financial benefits of pending or consummated transactions, and growth strategies, including possible future acquisitions. These statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, you should refer to the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as our subsequent filings made with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could adversely impact our business and financial performance.
Non-GAAP Financial Information
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include earnings per share ("EPS"), excluding certain significant transactions, the efficiency ratio, total non-interest expense, excluding certain significant transactions, return on average assets, excluding certain significant transactions, tax-equivalent net interest income (including its individual components), tax-equivalent net interest margin, tax-equivalent net interest margin, excluding the impact of acquired loan accretion, tangible common equity to tangible assets, tangible common equity, excluding accumulated other comprehensive loss, to tangible assets, tangible common equity to risk-weighted assets, return on average tangible common equity, and return on average tangible common equity, excluding certain significant transactions.
The Company presents EPS, the efficiency ratio, total noninterest expense, return on average assets, and return on average tangible common equity, all excluding certain significant transactions. Certain significant transactions include acquisition and integration related expenses (all periods presented), a net gain related to a sale-leaseback transaction (third quarter of 2016), and the lease cancellation fee (fourth quarter of 2016). Management believes excluding these transactions from EPS, the efficiency ratio, total noninterest expense, return on average assets, and return on average tangible common equity are useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion facilitates better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics is useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics enhances comparability for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it enhances comparability for peer comparison purposes. In addition, management believes that the tax-equivalent net interest margin, excluding the impact of acquired loan accretion, enhances comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate significantly based on the size of each acquisition.
In management's view, tangible common equity measures are capital adequacy metrics meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.

Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.
About the Company
First Midwest is a relationship-focused financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with approximately $14 billion in assets and an additional $9.5 billion in trust assets under management. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, equipment leasing, retail, wealth management, trust and private banking products and services through over 130 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest's common stock is traded on the NASDAQ Stock Market under the symbol FMBI. First Midwest's website is www.firstmidwest.com.
Contact Information

Investors:	Patrick S. Barrett EVP, Chief Financial Officer (630) 875-7273 pat.barrett@firstmidwest.com	Media:	James M. Roolf SVP, Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

Accompanying Unaudited Selected Financial Information

Consolidated Statements of Financial Condition (Unaudited) (Dollar amounts in thousands)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Period-End Balance Sheet
Assets
Cash and due from banks	$174,268	$155,055	$139,538	$149,957	$135,049
Interest-bearing deposits in other banks	74,892	107,093	362,153	105,432	171,312
Trading securities, at fair value	19,130	17,920	18,351	17,693	17,408
Securities available-for-sale, at fair value	1,937,124	1,919,450	1,964,030	1,773,759	1,625,579
Securities held-to-maturity, at amortized cost	17,742	22,291	20,337	20,672	21,051
FHLB and FRB stock	46,306	59,131	53,506	44,506	40,916
Loans:
Commercial and industrial	3,370,780	2,827,658	2,849,399	2,699,742	2,634,391
Agricultural	422,784	389,496	409,571	401,858	422,231
Commercial real estate:
Office, retail, and industrial	1,988,979	1,581,967	1,537,181	1,529,811	1,566,572
Multi-family	671,710	614,052	625,324	587,123	562,084
Construction	568,460	451,540	401,857	371,016	260,743
Other commercial real estate	1,357,781	979,528	971,030	1,000,829	1,060,481
Home equity	880,667	747,983	748,571	738,263	698,309
1-4 family mortgages	540,148	423,922	396,819	427,050	403,765
Installment	253,061	237,999	232,030	223,845	213,979
Total loans	10,054,370	8,254,145	8,171,782	7,979,537	7,822,555
Allowance for loan losses	(88,163)	(86,083)	(85,308)	(80,105)	(77,150)
Net loans	9,966,207	8,168,062	8,086,474	7,899,432	7,745,405
OREO	29,140	26,083	28,049	29,990	29,649
Premises, furniture, and equipment, net	140,653	82,577	82,443	140,554	141,323
Investment in BOLI	276,960	219,746	219,064	218,133	218,873
Goodwill and other intangible assets	754,621	366,876	367,961	369,962	369,979
Accrued interest receivable and other assets	336,428	278,271	236,291	225,720	212,378
Total assets	$13,773,471	$11,422,555	$11,578,197	$10,995,810	$10,728,922
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$3,492,987	$2,766,748	$2,766,265	$2,683,495	$2,627,530
Interest-bearing deposits	7,463,554	6,061,855	6,339,839	6,287,821	6,153,288
Total deposits	10,956,541	8,828,603	9,106,104	8,971,316	8,780,818
Borrowed funds	547,923	879,008	639,539	449,744	387,411
Senior and subordinated debt	194,745	194,603	309,444	162,876	201,293
Accrued interest payable and other liabilities	269,529	263,261	253,846	160,985	134,835
Stockholders' equity	1,804,733	1,257,080	1,269,264	1,250,889	1,224,565
Total liabilities and stockholders' equity	$13,773,471	$11,422,555	$11,578,197	$10,995,810	$10,728,922
Stockholders' equity, excluding accumulated other comprehensive income ("AOCI")	$1,844,997	$1,297,990	$1,282,666	$1,259,692	$1,239,606
Stockholders' equity, common	1,804,733	1,257,080	1,269,264	1,250,889	1,224,565

Condensed Consolidated Statements of Income (Unaudited) (Dollar amounts in thousands)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Income Statement
Interest income	$123,699	$96,328	$97,906	$96,550	$87,548
Interest expense	8,502	8,304	6,934	6,569	6,834
Net interest income	115,197	88,024	90,972	89,981	80,714
Provision for loan losses	4,918	5,307	9,998	8,085	7,593
Net interest income after provision for loan losses	110,279	82,717	80,974	81,896	73,121
Noninterest Income
Service charges on deposit accounts	11,365	10,315	10,708	10,169	9,473
Wealth management fees	9,660	8,375	8,495	8,642	7,559
Card-based fees	8,116	7,462	7,332	7,592	6,718
Merchant servicing fees	3,135	3,016	3,319	3,170	3,028
Mortgage banking income	1,888	3,537	3,394	1,863	1,368
Capital market products income	1,376	1,827	2,916	2,066	3,215
Other service charges, commissions, and fees	2,307	2,575	2,302	2,432	2,233
Total fee-based revenues	37,847	37,107	38,466	35,934	33,594
Net securities gains	—	323	187	23	887
Net gain on sale-leaseback transaction	—	—	5,509	—	—
Other income	2,104	2,281	1,691	1,865	1,445
Total noninterest income	39,951	39,711	45,853	37,822	35,926
Noninterest Expense
Salaries and employee benefits:
Salaries and wages	44,890	39,257	37,872	37,916	36,296
Retirement and other employee benefits	10,882	8,160	8,500	8,351	8,298
Total salaries and employee benefits	55,772	47,417	46,372	46,267	44,594
Net occupancy and equipment expense	12,325	10,774	10,755	9,928	9,697
Professional services	8,463	7,138	6,772	5,292	5,920
Technology and related costs	4,433	3,514	3,881	3,669	3,701
Merchant card expense	2,585	2,603	2,857	2,724	2,598
Advertising and promotions	1,066	2,330	1,941	1,927	1,589
Cardholder expenses	1,764	1,426	1,515	1,512	1,359
Net OREO expense	1,700	925	313	1,122	664
Other expenses	9,969	8,050	7,310	8,295	7,447
Acquisition and integration related expenses	18,565	7,542	1,172	618	5,020
Lease cancellation fee	—	950	—	—	—
Total noninterest expense	116,642	92,669	82,888	81,354	82,589
Income before income tax expense	33,588	29,759	43,939	38,364	26,458
Income tax expense	10,733	9,041	15,537	13,097	8,496
Net income	$22,855	$20,718	$28,402	$25,267	$17,962
Net income applicable to common shares	$22,621	$20,501	$28,078	$24,977	$17,750
Net income applicable to common shares, excluding certain significant transactions (1)	$33,760	$25,596	$25,476	$25,348	$20,762
Footnotes to Condensed Consolidated Statements of Income

(1)
Certain significant transactions include acquisition and integration related expenses associated with completed and pending acquisitions, the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Earnings Per Share
Basic earnings per common share ("EPS") (1)	$0.23	$0.25	$0.35	$0.31	$0.23
Diluted EPS (1)	$0.23	$0.25	$0.35	$0.31	$0.23
Diluted EPS, excluding certain significant transactions (1) (5)	$0.34	$0.32	$0.32	$0.32	$0.27
Common Stock and Related Per Common Share Data
Book value	$17.56	$15.46	$15.61	$15.38	$15.06
Tangible book value	$10.22	$10.95	$11.08	$10.83	$10.51
Dividends declared per share	$0.09	$0.09	$0.09	$0.09	$0.09
Closing price at period end	$23.68	$25.23	$19.36	$17.56	$18.02
Closing price to book value	1.3	1.6	1.2	1.1	1.2
Period end shares outstanding	102,757	81,325	81,324	81,312	81,298
Period end treasury shares	9,586	9,959	9,957	9,965	9,976
Common dividends	$9,126	$7,315	$7,408	$7,240	$7,228
Key Ratios/Data
Return on average common equity (1) (2)	5.20%	6.42%	8.85%	8.13%	6.06%
Return on average tangible common equity (1) (2)	7.16%	9.35%	12.85%	11.94%	8.87%
Return on average tangible common equity, excluding certain significant transactions (1) (2) (5)	10.51%	11.60%	11.69%	12.11%	10.32%
Return on average assets (2)	0.68%	0.72%	1.00%	0.93%	0.72%
Return on average assets, excluding certain significant transactions (1) (2) (5)	1.01%	0.90%	0.91%	0.94%	0.84%
Loans to deposits	91.77%	93.49%	89.74%	88.94%	89.09%
Efficiency ratio (1)	60.98%	63.98%	60.83%	60.98%	64.82%
Net interest margin (3)	3.89%	3.44%	3.60%	3.72%	3.66%
Yield on average interest-earning assets (3)	4.17%	3.76%	3.87%	3.99%	3.96%
Cost of funds	0.42%	0.47%	0.39%	0.39%	0.44%
Net noninterest expense to average assets	2.27%	1.86%	1.50%	1.61%	1.90%
Effective income tax rate	31.95%	30.38%	35.36%	34.14%	32.11%
Capital Ratios
Total capital to risk-weighted assets (1)	11.48%	12.23%	12.25%	10.68%	10.64%
Tier 1 capital to risk-weighted assets (1)	9.53%	9.90%	9.89%	9.83%	9.81%
CET1 to risk-weighted assets (1)	9.11%	9.39%	9.38%	9.32%	9.30%
Tier 1 capital to average assets (1)	8.89%	8.99%	8.90%	8.94%	9.56%
Tangible common equity to tangible assets (1)	8.07%	8.05%	8.04%	8.29%	8.25%
Tangible common equity, excluding AOCI, to tangible assets (1)	8.38%	8.42%	8.16%	8.37%	8.39%
Tangible common equity to risk-weighted assets (1)	8.68%	8.88%	9.13%	9.14%	9.04%
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Asset Quality Performance Data
Non-performing assets
Commercial and industrial	$21,514	$29,938	$13,823	$6,303	$5,364
Agricultural	1,283	181	184	475	295
Commercial real estate:
Office, retail, and industrial	19,505	17,277	17,670	16,815	10,910
Multi-family	163	311	316	321	410
Construction	198	286	287	360	778
Other commercial real estate	3,858	2,892	3,361	4,797	5,555
Consumer	7,773	8,404	8,648	8,241	8,578
Total non-accrual loans	54,294	59,289	44,289	37,312	31,890
90 days or more past due loans, still accruing interest	2,633	5,009	4,318	5,406	5,835
Total non-performing loans	56,927	64,298	48,607	42,718	37,725
Accruing TDRs	2,112	2,291	2,368	2,491	2,702
OREO	29,140	26,083	28,049	29,990	29,649
Total non-performing assets	$88,179	$92,672	$79,024	$75,199	$70,076
30-89 days past due loans	$23,641	$21,043	$26,140	$23,380	$30,142
Allowance for credit losses
Allowance for loan losses	$88,163	$86,083	$85,308	$80,105	$77,150
Reserve for unfunded commitments	1,000	1,000	1,000	1,400	1,225
Total allowance for credit losses	$89,163	$87,083	$86,308	$81,505	$78,375
Provision for loan losses	$4,918	$5,307	$9,998	$8,085	$7,593
Net charge-offs by category
Commercial and industrial	$1,894	$3,540	$1,145	$1,450	$1,396
Agricultural	514	—	—	—	—
Commercial real estate:
Office, retail, and industrial	(848)	165	2,151	1,633	421
Multi-family	(28)	17	(69)	83	179
Construction	(222)	(12)	(9)	(12)	111
Other commercial real estate	307	(111)	415	810	1,294
Consumer	1,221	933	1,162	1,166	672
Total net charge-offs	$2,838	$4,532	$4,795	$5,130	$4,073
Total recoveries included above	$3,440	$1,489	$1,155	$1,003	$1,116
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Asset Quality ratios
Non-accrual loans to total loans	0.54%	0.72%	0.54%	0.47%	0.41%
Non-performing loans to total loans	0.57%	0.78%	0.59%	0.54%	0.48%
Non-performing assets to total loans plus OREO	0.87%	1.12%	0.96%	0.94%	0.89%
Non-performing assets to tangible common equity plus allowance for credit losses	7.74%	9.48%	8.00%	7.81%	7.51%
Non-accrual loans to total assets	0.39%	0.52%	0.38%	0.34%	0.30%
Allowance for credit losses and net charge-off ratios
Allowance for credit losses to total loans (4)	0.89%	1.06%	1.06%	1.02%	1.00%
Allowance for credit losses to loans, excluding acquired loans	1.11%	1.11%	1.13%	1.11%	1.11%
Allowance for credit losses to non-accrual loans	164.22%	146.88%	194.87%	218.44%	245.77%
Allowance for credit losses to non-performing loans	156.63%	135.44%	177.56%	190.80%	207.75%
Net charge-offs to average loans (2)	0.12%	0.22%	0.24%	0.26%	0.22%
Footnotes to Selected Financial Information

(1)	See the Non-GAAP Reconciliations section for the detailed calculation.

(2)	Annualized based on the actual number of days for each period presented.

(3)	Presented on a tax-equivalent basis, which reflects federal and state tax benefits.

(4)
This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk, as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses is established on acquired loans as necessary to reflect credit deterioration.

(5)
Certain significant transactions include acquisition and integration related expenses associated with completed and pending acquisitions, the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Earnings Per Share
Net income	$22,855	$20,718	$28,402	$25,267	$17,962
Net income applicable to non-vested restricted shares	(234)	(217)	(324)	(290)	(212)
Net income applicable to common shares	22,621	20,501	28,078	24,977	17,750
Acquisition and integration related expenses	18,565	7,542	1,172	618	5,020
Tax effect of acquisition and integration related expenses	(7,426)	(3,017)	(469)	(247)	(2,008)
Lease cancellation fee	—	950	—	—	—
Tax effect of lease cancellation fee	—	(380)	—	—	—
Net gain on sale-leaseback transaction	—	—	(5,509)	—	—
Tax effect of net gain on sale-leaseback transaction	—	—	2,204	—	—
Net income applicable to common shares, excluding certain significant transactions (1)	$33,760	$25,596	$25,476	$25,348	$20,762
Weighted-average common shares outstanding:
Weighted-average common shares outstanding (basic)	100,411	80,415	80,396	80,383	77,980
Dilutive effect of common stock equivalents	21	15	13	13	12
Weighted-average diluted common shares outstanding	100,432	80,430	80,409	80,396	77,992
Basic EPS	$0.23	$0.25	$0.35	$0.31	$0.23
Diluted EPS	$0.23	$0.25	$0.35	$0.31	$0.23
Diluted EPS, excluding certain significant transactions (1)	$0.34	$0.32	$0.32	$0.32	$0.27
Anti-dilutive shares not included in the computation of diluted EPS	343	445	454	469	608
Efficiency Ratio Calculation
Noninterest expense	$116,642	$92,669	$82,888	$81,354	$82,589
Less:
Net OREO expense	(1,700)	(925)	(313)	(1,122)	(664)
Acquisition and integration related expenses	(18,565)	(7,542)	(1,172)	(618)	(5,020)
Lease cancellation fee	—	(950)	—	—	—
Total	$96,377	$83,252	$81,403	$79,614	$76,905
Tax-equivalent net interest income (2)	$117,251	$90,088	$93,051	$92,174	$83,021
Fee-based revenues	37,847	37,107	38,466	35,934	33,594
Add:
Other income, excluding BOLI income	844	1,310	762	984	579
BOLI	1,260	971	929	881	866
Tax-equivalent adjustment of BOLI	840	647	619	587	577
Total	$158,042	$130,123	$133,827	$130,560	$118,637
Efficiency ratio	60.98%	63.98%	60.83%	60.98%	64.82%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Tax-Equivalent Net Interest Income
Net interest income	$115,197	$88,024	$90,972	$89,981	$80,714
Tax-equivalent adjustment	2,054	2,064	2,079	2,193	2,307
Tax-equivalent net interest income (2)	117,251	90,088	93,051	92,174	83,021
Less: acquired loan accretion	(11,345)	(2,663)	(4,555)	(4,927)	(2,423)
Tax-equivalent net interest income, excluding the impact of acquired loan accretion	$105,906	$87,425	$88,496	$87,247	$80,598
Average interest-earning assets	$12,211,804	$10,425,691	$10,297,647	$9,949,093	$9,122,915
Net interest margin (GAAP)	3.83%	3.36%	3.51%	3.64%	3.56%
Tax-equivalent net interest margin	3.89%	3.44%	3.60%	3.72%	3.66%
Tax-equivalent net interest margin, excluding the impact of acquired loan accretion	3.51%	3.34%	3.42%	3.53%	3.55%
Risk-Based Capital Data
Common stock	$1,123	$913	$913	$913	$913
Additional paid-in capital	1,022,417	498,937	496,918	495,159	493,153
Retained earnings	1,030,403	1,016,674	1,003,271	982,277	964,250
Treasury stock, at cost	(208,946)	(218,534)	(218,436)	(218,657)	(218,710)
Goodwill and other intangible assets, net of deferred tax liabilities	(742,012)	(356,477)	(357,079)	(358,582)	(357,895)
Disallowed deferred tax assets	(1,150)	(198)	(383)	(2,263)	(2,956)
CET1 capital	1,101,835	941,315	925,204	898,847	878,755
Trust-preferred securities	50,690	50,690	50,690	50,690	50,690
Other disallowed deferred tax assets	(287)	(132)	(255)	(1,508)	(1,970)
Tier 1 capital	1,152,238	991,873	975,639	948,029	927,475
Tier 2 capital	235,825	233,656	232,792	81,505	78,375
Total capital	$1,388,063	$1,225,529	$1,208,431	$1,029,534	$1,005,850
Risk-weighted assets	$12,095,592	$10,019,434	$9,867,406	$9,641,953	$9,452,551
Adjusted average assets	$12,965,450	$11,036,835	$10,959,119	$10,608,085	$9,700,671
Total capital to risk-weighted assets	11.48%	12.23%	12.25%	10.68%	10.64%
Tier 1 capital to risk-weighted assets	9.53%	9.90%	9.89%	9.83%	9.81%
CET1 to risk-weighted assets	9.11%	9.39%	9.38%	9.32%	9.30%
Tier 1 capital to average assets	8.89%	8.99%	8.90%	8.94%	9.56%
Tangible Common Equity
Stockholders' equity	$1,804,733	$1,257,080	$1,269,264	$1,250,889	$1,224,565
Less: goodwill and other intangible assets	(754,621)	(366,876)	(367,961)	(369,962)	(369,979)
Tangible common equity	1,050,112	890,204	901,303	880,927	854,586
Less: AOCI	40,264	40,910	13,402	8,803	15,041
Tangible common equity, excluding AOCI	$1,090,376	$931,114	$914,705	$889,730	$869,627
Total assets	$13,773,471	$11,422,555	$11,578,197	$10,995,810	$10,728,922
Less: goodwill and other intangible assets	(754,621)	(366,876)	(367,961)	(369,962)	(369,979)
Tangible assets	$13,018,850	$11,055,679	$11,210,236	$10,625,848	$10,358,943
Tangible common equity to tangible assets	8.07%	8.05%	8.04%	8.29%	8.25%
Tangible common equity, excluding AOCI, to tangible assets	8.38%	8.42%	8.16%	8.37%	8.39%
Tangible common equity to risk-weighted assets	8.68%	8.88%	9.13%	9.14%	9.04%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Return on Average Common and Tangible Common Equity
Net income applicable to common shares	$22,621	$20,501	$28,078	$24,977	$17,750
Intangibles amortization	1,965	1,207	1,245	1,245	985
Tax effect of intangibles amortization	(786)	(483)	(498)	(498)	(394)
Net income applicable to common shares, excluding intangibles amortization	23,800	21,225	28,825	25,724	18,341
Acquisition and integration related expenses	18,565	7,542	1,172	618	5,020
Tax effect of acquisition and integration related expenses	(7,426)	(3,017)	(469)	(247)	(2,008)
Lease cancellation fee	—	950	—	—	—
Tax effect of lease cancellation fee	—	(380)	—	—	—
Net gain on sale-leaseback transaction	—	—	(5,509)	—	—
Tax effect of net gain on sale-leaseback transaction	—	—	2,204	—	—
Net income applicable to common shares, excluding intangibles amortization and certain significant transactions (1)	$34,939	$26,320	$26,223	$26,095	$21,353
Average stockholders' equity	$1,763,538	$1,269,993	$1,261,702	$1,235,497	$1,178,588
Less: average intangible assets	(415,521)	(367,328)	(369,281)	(369,177)	(346,549)
Average tangible common equity	$1,348,017	$902,665	$892,421	$866,320	$832,039
Return on average common equity (3)	5.20%	6.42%	8.85%	8.13%	6.06%
Return on average tangible common equity (3)	7.16%	9.35%	12.85%	11.94%	8.87%
Return on average tangible common equity, excluding certain significant transactions (1) (3)	10.51%	11.60%	11.69%	12.11%	10.32%
Return on Average Assets
Net income	$22,855	$20,718	$28,402	$25,267	$17,962
Acquisition and integration related expenses	18,565	7,542	1,172	618	5,020
Tax effect of acquisition and integration related expenses	(7,426)	(3,017)	(469)	(247)	(2,008)
Lease cancellation fee	—	950	—	—	—
Tax effect of lease cancellation fee	—	(380)	—	—	—
Net gain on sale-leaseback transaction	—	—	(5,509)	—	—
Tax effect of net gain on sale-leaseback transaction	—	—	2,204	—	—
Net income, excluding certain significant transactions (1)	$33,994	$25,813	$25,800	$25,638	$20,974
Average assets	$13,673,125	$11,380,108	$11,322,325	$10,968,516	$10,056,845
Return on average assets (3)	0.68%	0.72%	1.00%	0.93%	0.72%
Return on average assets, excluding certain significant transactions (1) (3)	1.01%	0.90%	0.91%	0.94%	0.84%
Footnotes to Non-GAAP Reconciliations

(1)
Certain significant transactions include acquisition and integration related expenses associated with completed and pending acquisitions, the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

(2)	Presented on a tax-equivalent basis, which reflects federal and state tax benefits.

(3)	Annualized based on the actual number of days for each period presented.